Consent of Independent Registered Public Accounting Firm

The Board of Directors

Nationwide Life Insurance Company:

We consent to the use of our reports with respect to Nationwide Variable Account - 4 dated March 13, 2009 and Nationwide Life Insurance Company and subsidiaries dated March 2, 2009, included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information (File No. 333-135650). Our report for Nationwide Life Insurance Company and subsidiaries refers to the adoption of the American Institute of Certified Public Accountants’ Statement of Position 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection with Modifications or Exchanges of Insurance Contracts, in 2007.

/s/ KPMG LLP

Columbus, Ohio

April 20, 2009